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                                                                   Exhibit 3.79

                                     BYLAWS

                                       OF

                         CHARLES T. MITCHELL, M.C., INC.

                                    ARTICLE I

                                     OFFICES

     1.01. The registered agent and office of CHARLES T. MITCHELL, M.C., INC. (the "Corporation") shall be such registered agent and office as shall from time to time be established pursuant to the articles of incorporation, as amended from time to time, of the Corporation (the "Charter") or by resolution of the Board of Directors of the Corporation (the "Board").

     1.02. The Corporation may also have offices at such other places both within and without the State of Hawaii as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.01. Meetings of Shareholders of the Corporation (the "Shareholders") for any purpose may be held at such place, within or without the State of Hawaii, as shall be fixed from time to time by the Board, or, if the Board has not so specified, then at such place as may be fixed by the person or persons calling the meeting.

     2.02. An annual meeting of the Shareholders shall be held at such date and time as shall be fixed from time to time by the Board, at which they shall elect a Board, and transact such other business as may properly be brought before the meeting.

     2.03. At least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at said meeting arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder who may be present.

     2.04. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Charter, or these bylaws, may be called by the President, a majority of the Board, or the holders of not less than ten percent of all the shares entitled to vote

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at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

     2.05. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at the meeting.

     2.06. The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, the Charter, or these bylaws. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall nevertheless have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At an adjourned session at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.07. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of the Corporation having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of any applicable statute, the Charter, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     2.08. Each outstanding share of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, unless otherwise provided by statute or the Charter. At any meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Shareholder or by his or her duly authorized attorney-in-fact, such writing bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting need not be by written ballot unless required by the Charter or by vote of the Shareholders present at the meeting.

     2.09. The Board may fix in advance a record date for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board, the date upon which the notice of the meeting is mailed shall be the record date.


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     2.10. Any action required by statute to be taken at a meeting of the
Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Shareholders.

     2.11. Subject to the provisions required or permitted by statute or the Charter for notice of meetings, Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

     3.01. The business and affairs of the Corporation shall be managed by the Board who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these bylaws directed or required to be exercised or done by the Shareholders.

     3.02. The initial Board shall be as stated in the Charter. Thereafter, the number of directors which shall constitute the full Board shall be as determined from time to time by resolution of the Board or by the Shareholders at the annual meeting or a special meeting called for that purpose, but no decrease shall have the effect of shortening the term of an incumbent director. Directors need not be Shareholders or residents of the State of Hawaii. The directors shall be elected at the annual meeting of the Shareholders, except as hereinafter provided, and each director elected shall hold office until his or her successor shall be elected and shall qualify.

     3.03. At any meeting of Shareholders called expressly for such purpose, any director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors. If any vacancies occur in the Board caused by death, resignation, retirement, disqualification, or removal from office of any director or otherwise, a majority of the directors then in office, though less than a quorum, may choose a successor or successors or a successor or successors may be chosen at a special meeting of Shareholders called for that purpose; and each successor director so chosen shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of Shareholders called for that purpose or may be filled by the Board for a term of office continuing only until the next election of one or more directors by the Shareholders.

     3.04. Whenever the holders of any class or series of shares of the Corporation are entitled to elect one or more directors by the provisions of the Charter, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of


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an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Charter.

     3.05. At each election for directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such Shareholder for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principle.

                         Executive and Other Committees

     3.06. The Board, by resolution adopted by a majority of the Board, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, including the authority to declare dividends and to authorize the issuance of shares of the Corporation, to the extent permitted by law. Committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                              Meetings of Directors

     3.07. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Hawaii.

     3.08. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     3.09. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     3.10. Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail, telecopy, or overnight courier; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors. Except as may be otherwise expressly provided by statute, the Charter, or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting needs to be specified in a notice or waiver of notice.

     3.11. At all meetings of the Board the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Charter or by these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat


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may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.12. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

     3.13. Subject to the provisions required or permitted by statute or the Charter for notice of meetings, members of the Board, or members of any committee designated by the Board, may participate in and hold a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                            Compensation of Directors

     3.14. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                     NOTICES

     4.01. Whenever under the provisions of any applicable statute, the Charter or these bylaws, notice is required to be given to any director or Shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given by mail, postage prepaid, addressed to such director or Shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.

     4.02. Whenever any notice is required to be given to any Shareholder or director of the Corporation under the provisions of any applicable statute, the Charter or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

     5.01. The officers of the Corporation shall be elected by the directors and shall include a Chairman of the Board, a President, a Treasurer and a Secretary. The Board may also, at its


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discretion, elect a Vice Chairman of the Board, one or more Executive Vice
Presidents or Vice Presidents and a Treasurer. Such other officers, including assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person.

     5.02. The Board at its first meeting after each annual meeting of Shareholders shall choose a Chairman of the Board and, at its discretion, a Vice Chairman of the Board, from its members; and a President, a Treasurer, a Secretary, and such other officers, including assistant officers, and agents as may be deemed necessary, none of whom need be a member of the Board.

     5.03. The Board may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     5.04. The salaries of all officers and agents of the Corporation shall be fixed by the Board. Unless so fixed by the Board each officer of the Corporation shall serve without remuneration.

     5.05. Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any officer or agent elected or appointed by the Board may be removed at any time by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

                              Chairman of the Board

     5.06. The Chairman of the Board shall preside at all meetings of the shareholders and the Board. He shall be ex-officio a member of all standing committees. The Chairman shall have such other and further responsibility as may from time-to-time be assigned by the Board.

                             Chief Executive Officer

     5.07. The Board may by resolution designate one of the executive officers enumerated in Section 5.01 to serve as Chief Executive Officer.

                           Vice-Chairman of the Board

     5.08. The Vice-Chairman of the Board shall have duties assigned by the Board and shall preside in the absence of the Chairman, at all meetings of the Shareholders and the Board. He shall be ex-officio a member of all standing committees.

                                  The President

     5.09. The President shall be the chief operating and executive officer of the Corporation, shall have the general powers and duties of oversight, supervision and management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board


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are carried into effect. He shall be an ex-officio member of all standing committees of the Board.

                     The Secretary and Assistant Secretaries

     5.10. The Secretary shall attend all sessions of the Board and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be.

     5.11. Each Assistant Secretary shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

                                  The Treasurer

     5.12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

     5.13. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board may prescribe or as the President may from time to time delegate.

     5.14. If required by the Board, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     5.15. Each Assistant Treasurer shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.

                                  Other Offices

     5.16. Any Executive Vice President, Vice President, or other officer elected by the Board shall have such powers and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate.


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                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

     6.01. Certificates in such form as may be determined by the Board shall be delivered representing all shares to which Shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the name of the Corporation, the name to whom the certificate is issued, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value, and that the Corporation is organized under the laws of Hawaii. Each certificate shall be signed by either the President or any Vice President then in office and by either the Secretary, an Assistant Secretary, or any Treasurer then in office, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the Corporation or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. Whenever the Corporation shall be authorized to issue more than one class of stock, there shall be (1) set forth conspicuously upon the face or back of each certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and (b) if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each series so far as the same have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of subsequent series; or (2) stated conspicuously on the face or back of the certificate that (a) such a statement is set forth in the Charter on file in the office of the Secretary of State of Hawaii and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge upon request to the Corporation at its principal place of business or registered office. Whenever the Corporation by the Charter has limited or denied the preemptive rights of Shareholders to acquire unissued or treasury shares of the Corporation, each certificate (1) shall conspicuously set forth upon the face or back of such certificate a full statement of the limitation or denial of preemptive rights contained in the Charter, or (2) shall conspicuously state on the face or back of the certificate that (a) such statement is set forth in the Charter on file in the office of the Secretary of State of Hawaii and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge upon request to the Corporation at its principal place of business or registered office. If any restriction on the transfer or the registration of the transfer of shares shall be imposed or agreed to by the Corporation, as permitted by law, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and
(a) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under the Hawaii Business Corporation Act of 1988, that such document is on file in the office of the Secretary of State of Hawaii and contains a full statement of such restriction.


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                                Lost Certificates

     6.02. The Board may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               Transfer of Shares

     6.03. Upon presentation to the Corporation or the transfer agent of the Corporation with a request to register the transfer of a certificate representing shares duly endorsed and otherwise meeting the requirements for transfer specified in the Hawaii Business and Commerce Code, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer as requested.

                             Registered Shareholders

     6.04. Prior to due presentment for transfer, the Corporation may treat the registered owner of any share or shares of stock as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all rights and powers of an owner.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    Dividends

     7.01. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board at any regular or special meeting of the Board or by any committee of the Board so authorized. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of any applicable statute or the Charter. The Board may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than fifty days prior to the payment date of such dividend, or the Board may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board, the date upon which the Board adopts the resolution declaring such dividend shall be the record date.

                                    Reserves

     7.02. There may be created by resolution of the Board out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or


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for such other purpose as the directors shall think beneficial to the
Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

     7.03. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

                       Execution of Contracts, Deeds, Etc.

     7.04. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                                   Fiscal Year

     7.05. The fiscal year of the Corporation shall be fixed by resolution of the Board.

                              Voting of Securities

     7.06. Unless otherwise directed by the Board, the President shall have full power and authority on behalf of the Corporation to attend, vote and act, and to execute and deliver in the name and on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend, vote and act, at any meeting of security holders of any corporation in which the Corporation may hold securities and to execute and deliver in the name and on behalf of the Corporation any written consent of security holders in lieu of any such meeting, and at any such meeting he, or the agent or the attorney-in-fact duly authorized by him, shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation as the owner thereof might have possessed or exercised if present. The Board may by resolution from time to time confer like power upon any other person or persons.

                                 Indemnification

     7.07 (a) Subject to any limitation which may be contained in the Charter, the Corporation shall to the full extent permitted by law, indemnify any person who was, is, or is threatened to be made a named defendant or respondent to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, arbitral, administrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit, or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a


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presumption that an individual did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Subject to any limitation which may be contained in the Charter, the Corporation shall, to the full extent permitted by law, pay or reimburse on a current basis the expenses incurred by any person described in subsection (a) of this Section 7.07 in connection with any such action, suit, or proceeding in advance of the final disposition thereof, if the Corporation has received (i) a written affirmation by the recipient of his good faith belief that he has met the standard of conduct necessary for indemnification under the Hawaii Business Corporation Act and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not satisfied such standard of conduct or if indemnification is prohibited by law.

     (c) If required by law at the time such payment is made, any payment of indemnification or advance of expenses to a director shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next Shareholder's meeting or with or before the next submission to Shareholders of a consent to action without a meeting pursuant to Section 415-145 of the Hawaii Business Corporation Act, and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     (d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article, subject to any restrictions imposed by law. The Corporation may create a trust fund, establish any form of self-insurance, grant a security interest or other lien on the assets of the Corporation, or use other means (including, without limitation, a letter of credit, guarantee or surety arrangement) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     (e) The rights provided under this Section 7.07 shall not be deemed exclusive of any other rights permitted by law to which such person may be entitled under any provision of the Charter, a resolution of Shareholders or directors of the Corporation, an agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The rights provided in this Section 7.07 shall be deemed to be provided by a contract between the Corporation and the individuals who serve in the capacities described in subsection (a) hereof at any time while these bylaws are in effect, and no repeal or modification of this Section 7.07 by the Shareholders shall adversely affect any right of any person otherwise entitled to indemnification by virtue of this Section 7.07 at the time of such repeal or modification.

                                  ARTICLE VIII

                                   AMENDMENTS

     8.01. The Board may amend or repeal these bylaws or adopt new bylaws, unless:

          (1) the Charter or statute reserves the power exclusively to the Shareholders in whole or part; or

          (2) the Shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal such bylaw.

     8.02. Unless the Charter or a bylaw adopted by the Shareholders provides otherwise as to all or some portion of the Corporation's bylaws, the Shareholders may amend, repeal, or adopt bylaws of the Corporation even though such bylaws may also be amended, repealed or adopted by the Board.

                                  CERTIFICATION

                                 BY SECRETARY OF

                         CHARLES T. MITCHELL, M.D., INC.

     I hereby certify that I am the duly elected, qualified and acting Secretary of the above-named corporation and that the attached By-Laws were duly adopted by said corporation and are currently effective.


Date: July 5, 1977                      /s/ Charles T. Mitchell
                                        ----------------------------------------
                                        Charles T. Mitchell, Secretary

                                   BY-LAWS OF

Section 1. REGULAR ANNUAL BOARD OF DIRECTORS' MEETING.

     The regular meeting of the Board of Directors shall be held on January 2, at 7:00 o'clock P.M.

     If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meeting.

Section 2. NUMBER OF DIRECTORS.

     The authorized number of corporate directors shall be three until changed by amendment of the Articles of Incorporation or by these By-Laws. At least one third of all directors shall be residents of the State of Hawaii.

Section 3. STOCKHOLDERS' MEETING.

     A. ANNUAL STOCKHOLDERS' MEETING. On January 2, at 8:00 P.M. of each year, the annual meeting of the stockholders shall be held, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at which time the stockholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

     B. PLACE OF MEETINGS. Special meetings of the stockholders shall be held at the office of the corporation in the State of Hawaii, or such other place as may be designated for stockholders meetings from time to time by the Board of Directors.

     C. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the President, or by any two or more members of the Board of Directors, or by one or more stockholders holding not less than one-fifth (1/5) of the voting power of the corporation.

     D. NOTICE OF MEETINGS. Notices of meetings, regular or special, shall be given in writing to stockholders entitled to vote by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or stockholder.

     Such notices shall be mailed to the stockholder's address appearing on the books of the corporation not less than five days before such meeting or such stockholder may be informed in person at any time before such meeting.

     Notice of any meeting of stockholders shall specify the place, the day and the hour of meeting, and in case of special meeting, the general nature of the business to be transacted.

     When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

     E. CONSENT TO STOCKHOLDERS' MEETINGS. The transactions of any meeting of meeting of stockholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, all of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Any action which may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

     F. QUORUM. The presence in person or through representation by proxy of stockholders entitled to exercise a majority of the voting power of the corporation shall be required and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     G. VOTING RIGHTS; CUMULATIVE VOTING. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of stockholders, unless some other day be fixed by the Board of Directors for the determination of stockholders of record, then on such other day, shall be entitled to vote at such meeting.

     Every stockholder entitled to vote shall be entitled to one vote for each of said shares and shall have the right to cumulate his votes as provided by law in effect at the time such votes are cast, (presently Hawaii Revised Statutes, Section 416-74).

     H. PROXIES. Every stockholder entitled to vote, or to execute consents, may do so, either in person or by written proxy.

     Section 4. DIRECTORS; MANAGEMENT.

     A. POWERS. Subject to the limitation of the Articles of Incorporation, of the By-Laws and of the Laws of the State of Hawaii as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

     B. ELECTION AND TENURE OF OFFICE. The directors shall be elected by ballot at the annual meeting of the stockholders, to serve for one year. Their term of office shall begin immediately after election.

     C. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at a regular meeting of stockholders or at a special meeting called for that purpose.

     The stockholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.

     A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the stockholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the stockholders fail at any time to elect the full number of authorized directors.

     If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the stockholders, shall have power to elect a successor to take office when the resignation shall became effective.

     No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     D. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office by the stockholders with or without cause.

     E. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the office of the corporation in the State of Hawaii, or such other place as designated for meetings of the Board of Directors from time to time by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by written consent of all of the Members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

     F. ORGANIZATION MEETINGS. The organization meetings of the Board of Directors shall be held immediately following the adjournment of the regular meetings of the stockholders at which directors are elected.

     G. SPECIAL MEETINGS--NOTICES. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice-President, or by any director.

     Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above indicated, it shall be so delivered at least four

(4) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

     H. WAIVER OF NOTICE. When all the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, either prior to or after the holding of such meeting which such waiver shall be filed with the Secretary of the corporation, all transactions thereof are as valid as if had at a meeting regularly called and noticed.

     I. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     J. QUORUM. A majority of the number of directors shall be necessary to constitute a quorum for the transaction of business, but the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors; in the absence of a quorum, may adjourn from time to time, but may not transact any business.

     K. DIRECTORS ACTING WITHOUT MEETING. Notwithstanding anything to the contrary contained in these By-Laws, any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

Section 5. OFFICERS.

     A. OFFICERS. The officers shall be a President, one or more
Vice-Presidents, a Secretary and a Treasurer, which officers shall be elected by, and hold office at the pleasure of, the Board of Directors.

     B. ELECTION. After their annual elections the directors shall meet and organize by electing a President, one or more Vice-Presidents, a Secretary and a Treasurer.

     C. COMPENSATION AND TENURE OF OFFICE. The compensation and tenure of office of all the officers of the corporation shall be fixed by the Board of Directors. Salary payments made to an officer of the corporation that shall be disallowed in whole or in part as a deductible expense for Federal Income Tax purposes shall be reimbursed by such officer to the corporation to the full extent of the disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed.

     D. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     E. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

     F. PRESIDENT. The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

     G. VICE-PRESIDENTS. The Vice Presidents shall at the discretion of the Board of Directors, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

     H. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes, at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the Notice thereof given, the names of those present at directors' meetings, the number of shares of stock present or represented stockholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses; the number and classes of shares of stock held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the By-Laws or by law to be given; he shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

     I. TREASURER. The Treasurer shall receive and keep all the funds of the corporation, and pay than out only on the check of the corporation, signed in the manner authorized by the Board of Directors.

     J. ASSISTANTS. Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer as directed by the Board of Directors, and shall perform such other duties as the Board of Directors may direct.

     K. subordinate officers. The Board of Directors may from time to time appoint such subordinate officers or agents as the business of the corporation may require, fix their tenure of office and allow them suitable compensation.

Section 6. EXECUTIVE AND OTHER COMMITTEES.

     The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members with such powers as it may designate, consistent with the Articles of Incorporation and By-Laws and the Laws of the State of Hawaii. Such committees shall hold office at the pleasure of the Board.

Section 7. CORPORATE RECORDS AND REPORTS--INSPECTION.

     A. RECORDS. The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of Hawaii, as fixed by the Board of Directors from time to time.

     B. INSPECTION OF BOOKS AND RECORDS. As provided by law (presently Hawaii Revised Statutes Section 416-34), a stock book shall be kept by the Secretary and shall be open at all reasonable times for the inspection of the stockholders.

     The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the stockholders of the company.

     C. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     D. CONTRACTS, ETC.--HOW EXECUTED. The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

     E. ANNUAL EXHIBITS. The Board of Directors shall cause annual exhibits to be made to the Director of Regulatory Agencies as provided by law (presently Hawaii Revised Statutes Section 416-95). Such annual exhibit shall be submitted between January 1 and April 1 unless the corporation shall adopt a fiscal year basis other than the calendar year basis in which case the annual exhibit shall be made within ninety days immediately following the fiscal year date if allowed by the Director of Regulatory Agencies.

Section 8. CERTIFICATES AND TRANSFER OF SHARES.

     A. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

     Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary.

     B. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     C. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the market value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the sane number of shares as the one alleged to be lost or destroyed.

     D. CLOSING STOCK TRANSFER BOOKS. The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

Section 9. AMENDMENTS TO BY-LAWS.

     New By-Laws may be adopted or these By-Laws may be repealed or amended at their annual meeting, or at any other meeting of the stockholders called for that purpose, by a vote of stockholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such stockholders.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Section 1   Board of Directors' Meetings                                   1

Section 2   Number of Directors                                            1

Section 3   Stockholders' Meeting                                          1
            A.   Annual Meeting                                            1
            B.   Place of Meetings                                         1
            C.   Special Meetings                                          1
            D.   Notice of Meetings                                        1
            E.   Consent to Stockholders' Meetings                         2
            F.   Quorum                                                    2
            G.   Voting Rights; Cumulative Voting                          2
            H.   Proxies                                                   2

Section 4   Directors, Management                                          3
            A.   Powers                                                    3
            B.   Election and Tenure of Office                             3
            C.   Vacancies                                                 3
            D.   Removal of Directors                                      3
            E.   Place of Meetings                                         3
            F.   Organization Meetings                                     3
            G.   Special Meetings - Notices                                3
            H.   Waiver of Notice                                          4
            I.   Notice of Adjournment                                     4
            J.   Quorum                                                    4
            K.   Directors Acting without Meeting                          4

Section 5   Officers                                                       4
            A.   Officers                                                  4
            B.   Election                                                  4
            C.   Compensation and Tenure of Office                         4
            D.   Removal and Resignation                                   5
            E.   Vacancies                                                 5
            F.   President                                                 5
            G.   Vice-President                                            5
            H.   Secretary                                                 5
            I.   Treasurer                                                 6
            J.   Assistants                                                6
            K.   Subordinate Officers                                      6

Section 6   Executive and other Committees                                 6

Section 7   Corporate Records and Reports - Inspection                     6
            A.   Records                                                   6
            B.   In section of Books and Records                           6
            C.   Checks, Drafts, etc.                                      6
            D.   Contracts, etc., how executed                             6
            E.   Annual Exhibits                                           7

Section 8   Certificates and Transfer of Shares                            7
            A.   Certificates for Shares                                   7
            B.   Transfer on the books                                     7
            C.   Lost or destroyed certificates                            7
            D.   Closing Stock Transfer Books                              7

Section 9   Amendments to By-Laws                                          7


                                       ii